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                          SEEQ TECHNOLOGY INCORPORATED


                         RESTATED PERIODIC PURCHASE PLAN

                (As Amended February 15, 1987 and Further Amended
              October 25, 1988 and November, 1991 and January 1998)



               1. PURPOSE.

               (a) The purpose of the Plan is to provide a means by which employees of SEEQ Technology Incorporated, a Delaware corporation (the "Company"), and one or more of its Affiliates (as defined in subparagraph 2(a)) designated as participating employers in accordance with subparagraph 3(b) may be given an opportunity to purchase stock of the Company.

               (b) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

               (c) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Internal Revenue Code (the "Code").

               2. DEFINITIONS.

               (a) "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

               (b) "Base Compensation" shall mean a participant's wages, salaries, commissions and other amounts received for personal services rendered to the Company or an Affiliate as an employee. Base Compensation shall not include any amounts paid to a participant as a bonus or as overtime payments, nor shall there be included any similar payments such as Shift Differentials, Fab Bonuses or Extended Work Week Payments for supervisors, nor any contributions by the Company or an Affiliate on account of any participant under any employee benefit plan of the Company or Affiliate.

               3. ADMINISTRATION.

               (a) The Plan shall be administered by a committee (the "Committee") of at least two non-employee members of the Board of Directors (the "Board"). The Committee shall have full authority to administer the Plan, including the authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may


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deem necessary in order to comply with the requirements of Section 423 of the
Code. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

               (b) The Board shall have the power to designate from time to time which Affiliates of the Company shall be eligible to adopt the Plan as participating employers and thereby extend the benefits of the Plan to their eligible employees.

               4. SHARES SUBJECT TO THE PLAN.

               (a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five hundred twenty thousand (520,000) shares(1) of the Company's Common Stock. If any right granted under the Plan shall for any reason terminate without having been exercised, the stock not purchased under such right shall again become available for sale under the Plan.

               (b) The maximum number of shares for which rights may be granted to any participant during any Offering shall not exceed 1,000 shares of the Company's Common Stock.

               (c) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

               5. GRANT OF RIGHTS; OFFERING.

               (a) Stock shall be offered for purchase under the Plan through the grant of rights in a series of successive offerings (the "Offering") until such time as (i) the maximum number of shares of stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with paragraph 15.

               (b) Each Offering shall be of a duration of six (6) months (the "Purchase Period") and shall commence on the second day of April or October (the "Offering Date") and end on the first day of the next succeeding October or April, respectively (the "Exercise Date") unless otherwise provided by the Committee prior to the commencement of an Offering. The Board may terminate an Offering following any Exercise Date and recommence a new Offering at any subsequent date.

               (c) The right to purchase stock under each Offering shall be granted on the Offering Date and shall be automatically exercised on the Exercise Date of such Offering.

               (d) An employee who participates in the Plan for a particular Offering shall have the right to purchase the number of shares of stock purchasable with up to 10% of such employee's Base Compensation during the Purchase Period beginning with such Offering.


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(1) Includes a 100,000 share increase approved by the stockholders at the
Company's 1998 Annual Meeting. From and after February 1, 1998, not more than 145,487 shares may be issued under the Plan, subject to adjustment under paragraph 13.


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               6. ELIGIBILITY.

               (a) Rights may be granted only to individuals who are, on the Offering Date, employees of the Company or of any Affiliate which is a participating employer in the Plan pursuant to subparagraph 3(b). In addition, no employee of the Company or such Affiliate shall be eligible to be granted rights under the Plan, unless, on the relevant Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

               (b) A director of the Company or a participating Affiliate shall not be eligible to be granted rights under the Plan unless such director is also an employee of the Company or such Affiliate.

               (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

               (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted such employee under all "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which rights are outstanding at any time.

               7. PURCHASE PRICE.

               (a) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                  (i) an amount equal to 85% of the fair market value of the stock on the Offering Date; or

                  (ii) an amount equal to 85% of the fair market value of the stock on the Exercise Date, as defined in paragraph 9.

               (b) The fair market value of a share of the Common Stock on any date shall be the closing selling price of such share on such date, as officially quoted on the principal exchange on which the Common Stock is at the time traded or, if not traded on any exchange, the mean of the highest bid and the lowest asked prices (or, if such information is available, the closing selling price per share) of the Common Stock on such date, as reported on the Nasdaq system. If there are no sales of Common Stock on such day, then the closing selling price (or, to the extent applicable, the mean of the highest bid and lowest asked prices) for the Common


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Stock on the next preceding day for which there do exist such quotations shall be determinative of fair market value.

               8. PARTICIPATION; WITHDRAWAL; TERMINATION.

               (a) An eligible employee may become a participant in an Offering by delivering an agreement to the Company before the Offering Date, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to 10% of such employee's Base Compensation during the Purchase Period. The maximum number of shares a participant may purchase each offering shall be limited to 1,000 shares. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may not increase or begin such payroll deductions after the beginning of any Purchase Period; however he/she may, at any time during the Purchase Period, reduce the rate of his/her payroll deductions or suspend such deductions in their entirety. A participant may not make additional payments into his/her account. Once a participant's accumulated payroll deductions equal the amount necessary to purchase the maximum number of shares such participant can purchase under the Offering, such participant's payroll deductions will terminate for the remainder of the Purchase Period, but his/her purchase rights shall not be exercised until the Exercise Date for such Purchase Period.

               (b) If a participant stops his/her payroll deduction the participant has the option to

                  (i) withdraw all funds in his/her payroll account; or

                  (ii) have the funds held for purchase of shares at the next Exercise Date.

               A participant's withdrawal from an Offering will have no affect upon such participant's eligibility to participate in any other Offerings under the Plan.

               (c) Rights granted to a participant pursuant to any Offering under the Plan shall terminate immediately upon his/her cessation of Employee status, and all payroll deductions under the Plan collected from the participant during the Purchase Period in which such cessation of Employee status occurs shall be promptly refunded. However, should the participant die or become permanently disabled while in Employee status, then the participant or the person or persons to whom the rights of the deceased participant under the Plan are transferred by will or by the laws of descent and distribution (the "successor") shall have the election to (i) withdraw all the funds in the participant's payroll account at the time of his/her cessation of Employee status or (ii) have such funds held for purchase of shares at the next Exercise Date. In no event, however, shall any further payroll deductions be added to the participant's account following his/her cessation of Employee status.

               (d) A participant shall be deemed to continue in Employee status for so long as he/she remains in the employ of the Company or one or more of its Affiliates. A participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically


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determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

               (e) Rights granted under the Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the person to whom such rights are granted, only by such person.

               9. EXERCISE.

               (a) On each Exercise Date, each participant's accumulated payroll deductions will be automatically applied to the purchase of whole shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to subparagraph 4(b), at the purchase price stated in subparagraph 7(a). No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the Exercise Date of the Purchase Period shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan. However, if (i) there is no further Offering provided for under the Plan or (ii) such participant withdraws from the next Offering (as provided in subparagraph 8(b)) or is no longer eligible to be granted rights under the Plan (as provided in paragraph
6), then such remaining amount shall be distributed to such participant as soon as practical after the Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of the maximum number of shares purchasable for such Offering under subparagraph 4(b) shall be distributed in full to such participant as soon as practical after the Exercise Date, without interest.

               (b) The Company may require any participant, or his/her successor, as a condition of exercising any rights granted under the Plan, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the rights for such person's own account and for investment, and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the issuance of the shares upon the exercise of the rights has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and qualified under all applicable state securities laws, if required, or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal and state securities laws.

               10. COVENANTS OF THE COMPANY.

               (a) During the term purchase rights remain outstanding under the Plan, the Company shall keep available the number of shares of Common Stock required to satisfy such rights.

               (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell


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shares of stock upon exercise of the rights granted under the Plan; provided, however, that this undertaking shall not require the Company to register or qualify under the Securities Act or any state securities law either the Plan, any rights granted under the Plan, or any stock issued or issuable pursuant to any such rights. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

               11. USE OF PROCEEDS FROM STOCK.

               All cash proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

               12. RIGHTS AS A SHAREHOLDER.

               Neither a participant nor his or her successor shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such rights unless and until certificates representing such shares shall have been issued.

               13. ADJUSTMENTS UPON CHANGES IN STOCK.

               (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange or shares, change in corporate structure or otherwise), the Committee shall make appropriate adjustments to the aggregate number of shares issuable under the Plan, the maximum number of shares that may be purchased during an Offering, the maximum number of shares for which any one participant may be granted purchase rights under the Plan during an Offering, the maximum number of shares for which any one officer or director may be granted purchase rights over the term of the Plan, the maximum number of shares for which purchase rights may in the aggregate be granted to all officers and directors, and the number of shares and price per share of stock subject to outstanding rights.

               (b) In the event of any of the following shareholder-approved transactions (a "Corporate Transaction"): (1) a dissolution or liquidation of the Company; (2) a merger a consolidation in which the Company is not the surviving corporation, other than a transaction the principal purpose of which is to change the State of the Company's incorporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are transferred to different holders, then every right outstanding hereunder shall automatically be exercised immediately prior to such Corporate Transaction by applying all sums collected from participants pursuant to their payroll deductions in effect for such rights to the purchase of whole shares of Common Stock, subject, however, to the applicable limitations of subparagraph 4(b).


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               14. AMENDMENT OF THE PLAN.

               (a) The Board at any time, and from time to time, may amend the Plan. The approval of the Company's stockholders to any such amendment will be obtained to the extent required by applicable law.

               It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

               (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

               15. TERMINATION OR SUSPENSION OF THE PLAN.

               (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the first business day in October, 2007. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

               (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

               16. EFFECTIVE DATE OF PLAN.

               The Plan as restated became effective upon adoption by the Board in November 1986 and was approved by the requisite vote of the Company's shareholders in February 1987. The Plan was subsequently amended by the Board on October 25, 1988, and such amendment was approved by the stockholders at their Annual Meeting held in January 1989. The Plan was amended by the Board in November 1991 to increase the number of shares issuable thereunder by 200,000 shares and such amendment was approved by the stockholders at their 1992 Annual Meeting. The Plan was amended by the Board in January 1998 to increase the number of shares issuable thereunder by 100,000 shares, extend the term and delete certain obsolete share limitations. The 1998 amendment was approved by the Company's stockholders at the 1998 Annual Meeting. Subject to the foregoing limitations, the Board may grant purchase rights under the Plan at any time after the date of approval of the increase and before the date fixed herein for termination of the Plan.


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